Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated April 20, 2010 with respect to the consolidated balance sheets of Genoil Inc. as at December 31, 2008 and 2009 and the consolidated statements of loss, comprehensive loss and deficit and cash flows for the years ended December 31, 2008 and 2009 which is included in the Company’s Annual Report Form 20-F filing.

/s/ MEYERS NORRIS PENNY LLP Chartered Accountants

Calgary, Canada June 21, 2010